Exhibit 10.12

Supplemental Agreement to the Equity Transfer Agreement

Party A (transferor): Jinxuan Product Travel (Hainan) Digital Technology Co., Ltd

Business license: 91460200MA5RD4B53J

Address: Room 302, 3rd Floor, Longines Bay International Hot Spring Resort Complex, No. 270, Binhai Avenue, Xixiu Town, Xiuying District, Haikou City, Hainan Province

Party B (transferee): Xing Guilian

ID Number: 120102194209250363

Address: No. 205, Building 4, Section 28, Wangkuanchang New Village, Hebei District, Tianjin

Contact number: 15522079563

In view of the fact that Party A is now a shareholder of Beijing Heyang International Travel Service Co., Ltd. (hereinafter referred to as the “Target Company”), the registered capital of the Target Company is RMB 5 million. After full negotiation between the two parties, Party A is willing to transfer 100% of its total equity and rights and interests in the registered capital of the target company (hereinafter referred to as “equity”) to Party B; Party B also intends to acquire a total of 100% of the equity of Party A in the registered capital of the target company. In accordance with the provisions of the Civil Code of the People’s Republic of China, the Company Law of the People’s Republic of China and other relevant laws and regulations, and in line with the principle of good faith, the two parties reached an agreement on the conditions and terms of the above-mentioned equity transfer and other related matters on October 7, 2023, and signed the “Equity Transfer Agreement” (hereinafter referred to as the “Agreement”), and the two parties hereby make supplementary agreements based on the Agreement as follows:

1、When Party A signed the Agreement, Party A clearly informed Party B that the target company was involved in civil contract disputes (which had reached the litigation stage) and that there were other debt disputes, financial loan disputes, etc., and Party B had known and recognized the above circumstances.

2、After this Agreement comes into effect and both parties complete the equity transfer procedures, Party B voluntarily assumes all the original claims and debts of the target company, and has been aware of and recognized the risks arising in the future; If a third party claims any rights, debts, etc. against Party A, Party B shall bear all the consequences.

3、Based on the circumstances of paragraphs 1 and 2 of this agreement, Party A and Party B have negotiated and agreed that the amount of this equity transfer is RMB (uppercase) and one yuan (lowercase: 1 yuan).

4、This Agreement shall come into force on the date of signature and seal of both parties and shall be executed in triplicate, and shall be executed by both parties and the target company, and shall have the same legal effect.

Party A (seal): Party B (signature):

Date of Signature: Date of Signature: